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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Franklin Telecommunications Corp. and subsidiaries on Form S-8 (File No. 333-71189, effective January 26, 1999, File No. 333-76013, effective April 9, 1999, File No. 333-47076, effective September 29, 2000 and File No. 333-54228, effective January 24, 2001) and on Form S-3 (File No. 333-87551, effective September 22, 1999, File No. 333-31682, effective March 3, 2000, File No. 333-32060, effective March 9, 2000, File No. 333-35834, effective April 28, 2000, and File No. 333-50826, effective November 28, 2000) of our report, dated November 30, 2001, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Franklin Telecommunications Corp. and subsidiaries for the year ended June 30, 2001.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 28, 2002